 EXHIBIT 10.2

ALLONGE AND AMENDMENT NO. TWO
TO REVOLVING CREDIT PROMISSORY NOTE

MAKER:	TOR Minerals International, Inc.
ORIGINAL PRINCIPAL SUM:	$2,000,000.00
DATE OF NOTE:	February 15, 2012
PAYEE:	AMERICAN BANK, N.A.

  This is an amendment and allonge to the Promissory Note described above.  The said Promissory Note is hereby amended as follows:

(1)            Maturity is extended to October 15, 2015.

(2)            The interest rate prior to maturity is amended to be a variable rate which is one percent (1%) per annum ABOVE THE REFERENCE RATE, with such variable rate to change and be adjusted to reflect any change in such Reference Rate at the time of any such change; provided, such variable rate shall never be less than 4.5% per annum nor ever exceed the lesser of: (i) the maximum legal rate which may be lawfully contracted for, charged or received hereon from time to time under applicable law; or (ii) 17.5% per annum.

(3)            Principal shall be due and payable on or before October 15, 2015 (the "maturity date").  Accrued interest shall be due and payable on a monthly basis commencing August 15, 2014, and on the same day of each succeeding month thereafter, and at maturity.

(4)   Maker shall pay a $5,000.00 renewal fee.

(5)            The loan and Note, as extended, continues to be subject to and governed by a Loan Agreement dated December 30, 2010, as amended.

PAYMENT DEFAULTS/OTHER DEFAULT PROVISIONS:

            (a)  Late Charge for Payment Defaults:  If a regularly scheduled payment due prior to maturity is 10 days or more late, Maker will be charged 5.000% of the regularly scheduled payment.  The late charge shall not apply to payments due at maturity.

            (b)  Annual Interest Rate with Other Default: Maker hereby agrees that, prior to maturity, at the sole option of Payee and upon ten (10) days written notice to Maker, the entire unpaid principal balance of this Note may bear interest at the highest rate permissible under applicable law or 17.50% per annum, whichever is less, during any period(s) in which Maker fails to comply with or to perform any term, obligation, promise or condition, other than a payment default, contained in this Note or any agreement related to and/or securing this Note.  This Paragraph (b) does not apply to payment defaults, such being specifically addressed herein in Paragraph (a) Late Charge for Payment Defaults.

POST MATURITY RATE:

            The Post Maturity Rate on this Note is the maximum rate allowed by applicable law.  Maker will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Payee's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

            Except as so amended, and as such may have been previously amended, said Promissory Note shall remain in full force and effect.

            EXECUTED effective the 1st day of August, 2014.

NOTICE TO MAKER: THIS LOAN IS PAYABLE IN FULL ON THE MATURITY DATE.  YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID ACCRUED INTEREST THEN DUE. THE PAYEE IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A PAYEE WILLING TO LEND YOU THE MONEY AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER OR LOWER THAN THE INTEREST RATE ON THIS LOAN. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME PAYEE.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MAKER: TOR MINERALS INTERNATIONAL, INC.		HOLDER: AMERICAN BANK, N.A.

By:	BARBARA RUSSELL	By:	PHILLIP J. RITLEY
	Barbara Russell Chief Financial Officer		Phillip J. Ritley Senior Lending Officer